                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION
                                      OF
                          FRONTIER TEXAS CORPORATION

FIRST.    The name of the corporation is Frontier Texas Corporation.

SECOND.   The address of its registered office in the State of Delaware is 1209
Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.   The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000), and the par value of each share, designated as "Common Stock", is Ten Cents ($0.10), amounting in the aggregate to Two Million Dollars ($2,000,000).

FIFTH.    Cumulative voting for the election of directors shall not be permitted.

SIXTH.    The number of directors shall be fixed in the manner provided in the
Bylaws of the corporation, and until changed in the manner provided in the Bylaws shall be five (5); and the names and mailing addresses of those who are to serve as directors until the first annual meeting of the stockholders, or until their successors be elected and qualified, are as follows:

Name                          Address
- ----                          -------

Larry Thrasher                2828 Diamond Shamrock Tower
                              Dallas, Texas 75201

Robert D. Liscombe            2828 Diamond Shamrock Tower
                              Dallas, Texas 75201

Michael Caolo                 Plaza of the Americas
                              South Tower, Suite 2100
                              Dallas, Texas 75201

Dr. Jack M. Brundertt         617 Durango Circle North
                              Irving, Texas 75062

John B. Tuthill               11745 Valleydale
                              Dallas, Texas 75230

SEVENTH. The board of directors of the corporation shall have power to make, alter or repeal Bylaws of the corporation, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any Bylaws adopted by them from time to time.

EIGHTH.   The name and mailing address of the incorporator is Larry Thrasher,
2828 Diamond Shamrock Tower, Dallas, Texas 75201.

     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 12th day of February, 1985.

                                 /s/  Larry Thrasher
                              ---------------------------
                              Larry Thrasher

THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     BE IT REMEMBERED that on this 12th day of February, 1985, personally came before me, a Notary Public for the State of Texas, Larry Thrasher, the person who signed the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts therein stated are true.

     GIVEN UNDER MY HAND AND SEAL of office the day and year aforesaid.

                                      /s/  Barbara Thorn
                                  ---------------------------------------
                                  Notary Public in and for Dallas County,
                                  Texas

(SEAL)

My Commission Expires:

       5-4-87
- ----------------------------

                           ARTICLES OF AMENDMENT TO
                       THE CERTIFICATE OF INCORPORATION
                         OF FRONTIER TEXAS CORPORATION



     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Certificate of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is Frontier Texas Corporation.

                                  ARTICLE TWO

     The following amendment to the Certificate of Incorporation was adopted by the directors and majority shareholders of the corporation on August 21, 1986 and September 16, 1986, respectively. The amendment alters the original Certificate of Incorporation. The nature and full text of the amendment is as follows:

     Article Eighth is amended by deleting the original Article Eighth and substituting therefor a new Article which shall read in its entirety as follows:

                                ARTICLE EIGHTH

     The corporation shall indemnify the directors and officers to the extent permitted by the Delaware General Corporation Law. A director of the corporation shall not be held personally liable to the corporation or its shareholders for monetary damages for breach of a director's fiduciary duty of care, except that a director shall continue to be held personally liable for (i) breach of the duty of loyalty, (ii) failure to act in good faith,
     (iii) engaging in intentional misconduct or knowingly violating a law, (iv) paying a dividend or approving a stock repurchase which was illegal under Delaware law or (v) obtaining an improper personal benefit. A director's personal liability for violation of the federal securities laws and for any act or omission occurring prior to the date this provision becomes effective, and the availability of equitable remedies for breach of a director's fiduciary duty shall not be limited by this Article in any way.

                                 ARTICLE THREE

     Original Article Eighth of the Certificate of Incorporation shall be renumbered Article Ninth, but shall not be changed in any other manner.

                                  ARTICLE FOUR

     The amendments stated herein do not effect a change in the amount of stated capital of the corporation.

     Dated as of this 18th day of September, 1986.

                              FRONTIER TEXAS CORPORATION


                              By:   /s/ Larry Thrasher
                                    ----------------------------
                                    Larry Thrasher, President


                    ATTEST:   By:   /s/ Marietta Allen
                                    ----------------------------
                                    Marietta Allen, Secretary


THE STATE OF TEXAS       (S)
                         (S)
COUNTY OF DALLAS         (S)

     BEFORE ME, a notary public, on this day personally appeared Larry Thrasher, known to me to be the President of Frontier Texas Corporation and the person whose name is subscribed to the foregoing instrument, and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 18th day of September, 1986.

                                      /s/ Beverly Johnson
                              -------------------------------------------
                              Notary Public in and for the State of Texas

                              Printer Name of Notary

                                       Beverly Johnson
                              --------------------------------------------

(Seal)

My Commission Expires:

     Dated March 22, 1989
- ---------------------------------

                  CERTIFICATE OF OWNERSHIP AND MERGER MERGING
                INTERNATIONAL METAL CO., AN OKLAHOMA CORPORATION
            INTO FRONTIER TEXAS CORPORATION, A DELAWARE CORPORATION
                        (PURSUANT TO SECTION 253 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)


     Frontier Texas Corporation, a corporation incorporated on the fourteenth day of February, 1985, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that it owns at least ninety percent (90%) of the outstanding shares of each class of capital stock of International Metal Co., a corporation incorporated under the laws of the State of Oklahoma, and that it, pursuant to resolutions of the Board of Directors, duly adopted by the unanimous written consent of the members thereof on October 3, 1988, determined to and did merge into itself International Metal Co., an Oklahoma corporation, which resolutions are in the following words, to wit:

     WHEREAS, Frontier Texas Corporation ("Frontier") is a corporation duly organized and validly existing under the laws of the State of Delaware; and

     WHEREAS, International Metal Co. ("IMCO") is a corporation duly organized and validly existing under the laws of the State of Oklahoma; and

     WHEREAS, the undersigned directors deem it to be in the best interests of Frontier and IMCO to merge IMCO with and into Frontier pursuant to a Plan and Agreement of Merger (the "Merger Agreement"); now, therefore, be it

          RESOLVED, that the form, terms and provisions of the Merger Agreement be, and the same hereby are, approved and adopted in all respects and that, pursuant to such Merger Agreement, IMCO merge with and into Frontier (the "Merger"), with the result that Frontier will be the surviving corporation; and

          FURTHER RESOLVED, that each share of the Common Stock of IMCO issued and outstanding immediately prior to the Merger pursuant to the terms of the Merger Agreement shall be converted into 68,222 shares of Common Stock of Frontier; provided, however, that each share of the Common Stock of IMCO held by Frontier shall be cancelled; and

          FURTHER RESOLVED, that the President or a Vice President and the Secretary or any Assistant Secretary of Frontier be, and they hereby are, authorized, empowered and directed, for and in the name and on behalf of Frontier, to execute the Merger Agreement, any Certificate of Merger and the Certificate of Ownership and Merger in the form any such officer shall deem appropriate and any other certificates, articles, instruments and other documents in form and substance as any such officer shall deem appropriate, all as may be required by the laws of the States of Delaware and Oklahoma, to waive any and all conditions and to do all things necessary or helpful to carry out the purposes of the foregoing resolutions and the Merger Agreement adopted thereby, and all acts and deeds of the officers and agents of Frontier which are consistent with the purposes and intent of the above resolutions shall be, and the same hereby are, in all respects, ratified, approved, confirmed and adopted as the acts and deeds of Frontier; and

          FURTHER RESOLVED, that the Certificate of Incorporation of Frontier, upon consummation of the Merger shall be amended to change the name of Frontier to "IMCO Recycling Inc.," and that the President or a Vice President and the Secretary or any Assistant Secretary of Frontier be, and they hereby are, authorized, empowered and directed, for and in the name of and on behalf of Frontier, to take any and all actions any such officer shall deem appropriate in order to effectuate the aforementioned Merger and related transactions, and all acts and deeds of the officers and agents of Frontier which are consistent with the purpose and intent of this resolution shall be, and the same hereby are, in all respects ratified, approved, confirmed and adopted as the acts and deeds of Frontier.

     IN WITNESS WHEREOF, Frontier Texas Corporation has caused this Certificate to be signed by its President and attested by its Secretary, and its corporate seal to be affixed, the 3rd day of October, 1988.


                              By:   /s/ Ralph L. Cheek
                                    ------------------------------
                                    Ralph L. Cheek, President

ATTEST:

   /s/ Paul V. Dufour
- --------------------------------
Paul V. Dufour, Secretary

(Seal)

                            CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                             OF IMCO RECYCLING INC.

     IMCO RECYCLING INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring such amendment to be advisable and directing that the proposed amendment be submitted to the stockholders of the Company for their consideration and approval at the next annual meeting of the stockholders. The resolutions setting forth the proposed amendment are as follows:

          FURTHER RESOLVED, that the Board of Directors of the Company declares it advisable to adopt an amendment providing for the authorization for issue of up to 8,000,000 shares of Preferred Stock, par value $0.10 per share, upon the determination of the Board of Directors (the "Amendment"), to Article FOURTH of the Certificate of Incorporation of the Company so that such Article FOURTH shall read in its entirety as follows:

               "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 28,000,000, 8,000,000 of such shares to be classified as preferred stock (the "Preferred Stock"), par value $0.10 per share, and 20,000,000 of such shares to be classified as common stock (the "Common Stock"), par value $0.10 per share.

               The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock of the Corporation are as follows:

          A.  Provisions Relating to the Preferred Stock.

              1. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereafter prescribed.

               2. Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                   (i) whether or not shares of a series shall have voting rights, full, special, or limited, or shall be without voting rights, and whether or not the holders of such shares are to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                   (ii) the number of shares to constitute the series and the designations thereof;

                   (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any series;

                   (iv) whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                   (v) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                   (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                    (vii) the preferences, if any, and the amounts thereof which the holders of shares of any series shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                    (viii) whether or not the shares of any series shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including, without limitation, additional shares of such series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of the Corporation of, any outstanding stock of the Corporation;

                    (ix) whether or not the shares of any series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                    (x) such other special rights and protective provisions with respect to any series as the Board of Directors of the Corporation may deem advisable.

               3. The shares of each series of the Preferred Stock may vary from the shares of any other class or series in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing series (but not above the total number of authorized shares of the class) by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing series (but not below the number of shares thereof then outstanding) by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

          B.  Provisions Relating to the Common Stock.

               1. Except as otherwise required by law, and subject to any special voting rights which may be conferred upon any class or series of stock of the Corporation, each holder of Common Stock shall be entitled to one vote for each share of the Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders.

               2. Subject to the rights of the holders of any class or series of stock of the Corporation, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock, or otherwise.

               3. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any class or series of stock of the Corporation having a preference over the Common Stock with respect to distributions of assets upon any such liquidation, distribution or winding up, and any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of shares of any other class or series of stock and any bonds, debentures, or other obligations of the Corporation."

     SECOND:   That thereafter, an annual meeting of the stockholders of the
Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Ralph L. Cheek, its President and Chief Executive Officer, and attested by Paul
V. Dufour, its Secretary, this 7th day of May, 1991.

                              IMCO RECYCLING INC.

                              By:   /s/ Ralph L. Cheek
                                 ------------------------------
                                    Ralph L. Cheek
                                    President and
                                    Chief Executive Officer


ATTEST:

By:  /s/ Paul V. Dufour
   ---------------------------
     Paul V. Dufour
     Secretary

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                              IMCO RECYCLING INC.

     IMCO RECYCLING INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Company, declaring such amendments to be advisable and directing that the proposed amendments be submitted to the stockholders of the Company for their consideration and approval at the next annual meeting of the stockholders. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that the Board of Directors of the Company declares it advisable to adopt amendments to Articles Sixth and Seventh of the Company's Certificate of Incorporation (the "Amendments"), so that Articles Sixth and Seventh shall read in their entirety as follows:

          "Sixth. The number of directors which shall constitute the whole Board of Directors shall be not less than three and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). At the Annual Meeting of Stockholders at which this Article is adopted, the directors shall be divided into three classes, designated Class I, Class II, and Class III (which at all times shall be as nearly equal in number as possible), with the term of office of Class III directors to expire at the 1993 Annual Meeting of Stockholders, the term of office of Class II directors to expire at the 1994 Annual Meeting of Stockholders, and the term of office of Class I directors to expire at the 1995 Annual Meeting of Stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

          Subject to the right of the holders of any particular class or series of capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter referred to as the "Voting Stock") then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

          Subject to the rights of the holders of any class or series of the Voting Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

          Notwithstanding the foregoing, whenever the holders of any series of the Preferred Stock shall have the right to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, or the resolution or resolutions of the Board of Directors relating to the issuance of such series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms or such resolution or resolutions.

          Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or this Certificate of Incorporation or the resolution or resolutions of the Board of Directors relating to the issuance thereof, the affirmative vote of the holders of at least 60% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Article SIXTH.

          "SEVENTH. The Board of Directors of the Corporation shall have the power to make, alter or repeal By-Laws of the Corporation, subject to such restrictions upon the exercise of such power as may be imposed by the Stockholders in any By-Laws adopted by them from time to time. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 2, 4, and 5 of Article III of the By-Laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 60% of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 60% of the voting power of the then-outstanding shares of Voting

     Stock, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with or repeal this Article SEVENTH."

     SECOND: That thereafter, an annual meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That such amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Ralph L. Cheek, its President and Chief Executive officer, and attested by Paul
V. Dufour, its Secretary, this ___ day of May, 1992.

                              IMCO RECYCLING INC.



                              By:   /s/ Ralph L. Cheek
                                 -----------------------------------------
                                    Ralph L. Cheek
                                    President and Chief Executive Officer

ATTEST:

By:  /s/ Paul V. Dufour
   ---------------------------------
     Paul V. Dufour
     Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 12/31/1997
                                                          971455482 - 2055006


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
              PHOENIX SMELTING CORPORATION, A GEORGIA CORPORATION
                                 WITH AND INTO
                  IMCO RECYCLING INC., A DELAWARE CORPORATION


     IMCO Recycling Inc., a Delaware corporation ("Parent"), does hereby certify the following in accordance with Section 253 of the Delaware General Corporation
Law:

     (i) that Parent owns all of the outstanding capital stock of Phoenix Smelting Corporation, a Georgia corporation ("Subsidiary"); and

     (ii) that the Board of Directors of Parent, by resolution adopted at a duly called meeting on December 19, 1997, unanimously determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware do, merge Subsidiary into Parent. A copy of the resolution is attached hereto as Exhibit A.

     The Parent has caused this Certificate of Ownership and Merger to be executed by its Vice President and Treasurer effective as of January 1, 1998.


                                             IMCO RECYCLING INC.


                                             By: /s/ JAMES B. WALBURG
                                                -----------------------------
                                                James B. Walburg,
                                                Vice President and Treasurer

                                   EXHIBIT A

     The following resolutions were adopted at a duly called meeting of the Board of Directors of IMCO Recycling Inc., a Delaware corporation, on December 19, 1997.

     WHEREAS, IMCO Recycling Inc. (the "Company") owns all of the issued and outstanding stock of Phoenix Smelting Corporation ("Subsidiary") and desires to merge Subsidiary with and into the Company;

     NOW THEREFORE, BE IT RESOLVED, that effective as of January 1, 1998, Subsidiary merge (the "Merger") with and into the Company, and the Company shall be the surviving corporation (the "Surviving Corporation") pursuant to the General Corporation Law of the State of Delaware and the Georgia Business Corporation Code; and be it

     FURTHER RESOLVED, that the Certificate of Incorporation of the Company shall constitute the Certificate of Incorporation, as amended, of the Surviving Corporation; and the Bylaws of the Company shall constitute the Bylaws of the Surviving Corporation; and be it

     FURTHER RESOLVED, that, pursuant to Georgia law, a Plan of Merger, in substantially the form as attached hereto as Exhibit "A", is hereby approved and adopted.

     FURTHER RESOLVED, that the directors and officers of the surviving Corporation shall be the directors and officers of the Company immediately prior to the Merger; and such directors and officers shall hold their respective positions until their successors shall have been duly elected and qualified; and be it

     FURTHER RESOLVED, that upon the effective date of the Merger each share of the issued and outstanding capital stock of Subsidiary shall be canceled and no consideration shall be exchanged therefor, and each share of the capital stock of the Company outstanding immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holders thereof, shall represent one share of the Surviving Corporation having, in each case, the same voting powers, designations, limitations and restrictions thereof, as such share shall have immediately prior to the Merger under the Certificate of Incorporation of the Company; and be it

     FURTHER RESOLVED, that at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, the Board of Directors of the Company or any duly authorized committee thereof may determine not to effect the Merger; and be it

     FURTHER RESOLVED, that the President or any Vice President of the Company be, and they hereby are, severally authorized and directed to make and execute, in the name and on behalf of the Company, and to file in the proper public offices, a Certificate of Ownership and Merger setting forth a copy of these Resolutions; and be it

     FURTHER RESOLVED, that the President or any Vice President of the Company, be and they hereby are, severally authorized and directed to take such further action and to execute such certificates and other documents as they, in their discretion, shall deem necessary or advisable to consummate the Merger and effect the foregoing resolutions.

     IN WITNESS WHEREOF the undersigned has excuted this Agreement to be effective as of the day and year first above written.


                                            IMCO RECYCLING INC.

                                            By: /s/ James B. Walburg
                                               ---------------------------------
                                            Name:  James B. Walburg
                                            Title: Vice President and Treasurer


                                            PHOENIX SMELTING CORPORATION

                                            By: /s/ James B. Walburg
                                               ---------------------------------
                                            Name:  James B. Walburg
                                            Title: Vice President and Treasurer

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
            IMCO RECYCLING OF ILLINOIS INC., A DELAWARE CORPORATION
                                 WITH AND INTO
                  IMCO RECYCLING INC., A DELAWARE CORPORATION


     IMCO Recycling Inc., a Delaware corporation ("Parent"), does hereby certify the following in accordance with Section 253 of the Delaware General Corporation Law:

     (i) that Parent owns all of the outstanding capital stock of IMCO Recycling of Illinois Inc., a Delaware corporation ("Subsidiary"); and

     (ii) that the Board of Directors of Parent, by resolution adopted at a duly called meeting on February 25, 1998, unanimously determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware do, merge Subsidiary into Parent. A copy of the resolution is attached hereto as Exhibit A.

     The Parent has caused this Certificate of Ownership and Merger to be executed by its Vice President and Treasurer effective as of March 31, 1998.

                                            IMCO RECYCLING INC.


                                            By: /s/ JAMES B. WALBURG
                                                -------------------------------
                                                James B. Walburg
                                                Vice President and Treasurer





    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 03/31/1998
   981124670 - 2055006

                                   EXHIBIT A

     The following resolutions were adopted at a duly called meeting of the Board of Directors of IMCO Recycling Inc., a Delaware corporation, on February 25, 1998:

     "WHEREAS, IMCO Recycling Inc. (the "Company") owns all of the issued and outstanding stock of IMCO Recycling of Illinois Inc. ("Subsidiary") and desires to merge Subsidiary with and into the Company;

     NOW THEREFORE, BE IT RESOLVED, that, effective as of April 1, 1998, Subsidiary merge (the "Merger") with and into the Company, and the Company shall be the surviving corporation (the "Surviving Corporation") pursuant to the General Corporation Law of the State of Delaware; and be it

     FURTHER RESOLVED, that the Certificate of Incorporation of the Company shall constitute the Certificate of Incorporation, as amended, of the Surviving Corporation; and the Bylaws of the Company shall constitute the Bylaws of the Surviving Corporation; and be it

     FURTHER RESOLVED, that the directors and officers of the Surviving Corporation shall be the directors and officers of the Company immediately prior to the Merger; and such directors and officers shall hold their respective positions until their successors shall have been duly elected and qualified; and be it

     FURTHER RESOLVED, that upon the effective date of the Merger each share of the issued and outstanding capital stock of Subsidiary shall be canceled and no consideration shall be exchanged therefor, and each share of the capital stock of the Company outstanding immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holders thereof, shall represent one share of the Surviving Corporation having, in each case, the same voting powers, designations, limitations and restrictions thereof, as such share shall have immediately prior to the Merger and under the Certificate of Incorporation of the Company; and be it

     FURTHER RESOLVED, that at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, the Board of Directors of the Company or any duly authorized committee thereof may determine not to effect the Merger; and be it

     FURTHER RESOLVED, that the President or any Vice President of the Company be, and they hereby are, severally authorized and directed to make and execute, in the name and on behalf of the Company, and to file in the proper public offices, a Certificate of Ownership and Merger setting forth a copy of these resolutions; and be it

     FURTHER RESOLVED, that the President or any Vice President of the Company be, and they hereby are, severally authorized and directed to take such further action and to execute such certificates and other documents as they, in their discretion, shall deem necessary or advisable to consummate the Merger and effect the foregoing resolutions."

                            CERTIFICATE OF AMENDMENT
                      TO THE CERTIFICATE OF INCORPORATION
                             OF IMCO RECYCLING INC.

     IMCO Recycling Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY: That the following amendment of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

     The first paragraph of Article FOURTH of the Corporation's Certificate of Incorporation be amended so that, as amended, the first paragraph of Article FOURTH shall be and read as follows:

               "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 48,000,000, 8,000,000 of such shares to be classified as preferred stock (the "Preferred Stock"), par value $0.10 per share, and 40,000,000 of such shares to be classified as common stock (the "Common Stock"), par value $0.10 per share."

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Paul V. Dufour, its duly authorized officer, on May 13, 1998.


                              IMCO RECYCLING INC.

                              By:   /s/ Paul V. Dufour
                                 ---------------------------------------
                                    Paul V. Dufour
                                    Executive Vice President
                                    Chief Financial Officer and Secretary